As filed with the Securities and Exchange Commission on July 19, 2007.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sovereign Bancorp, Inc.	Pennsylvania	23-2453088
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1500 Market Street
Philadelphia, Pennsylvania 19102
(215) 557-4630
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan
(Full title of the Plan)
Joseph P. Campanelli
Sovereign Bancorp, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102
(215) 557-4630
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David W. Swartz, Esquire
Stevens & Lee
111 North Sixth Street
P.O. Box 679
Reading, Pennsylvania 19603-0679
(610) 478-2184
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered (1)	per share	offering price	registration fee
Common Stock, no par value (and associated stock purchase rights)	1,000,000 (2)	$21.95 (3)	$21,950,000.00	$673.87

(1)	Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends, or similar transactions.

(2)	Based on the maximum number of shares of the Registrant’s common stock, no par value, authorized for issuance under the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan.

(3)	Estimated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the Registrant’s common stock on July 16, 2007, as reported on the New York Stock Exchange.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     In this Registration Statement, “Sovereign,” “we,” “us,” and “our” refer to Sovereign Bancorp, Inc.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement and made a part hereof:
     (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
     (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;
     (c) our Current Reports on Form 8-K filed with the SEC on January 18, 2007, February 20, 2007, March 14, 2007, March 20, 2007, March 22, 2007, March 23, 2007, April 5, 2007 and June 8, 2007; and our Current Report on Form 8-K/A (Amendment No. 5) filed on June 29, 2007;
     (d) the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on June 29, 2007, and any amendments or reports filed for the purpose of updating such Registration Statement;
     (e) the description of our stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC on June 29, 2007, and any amendments or reports filed for the purpose of updating such Registration Statement; and
     (f) all other documents filed by us after the date of this Registration Statement under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     The validity of the shares of Sovereign common stock issuable under the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan have been passed upon by Stevens & Lee, Reading and Philadelphia, Pennsylvania. Stevens & Lee and its attorneys own in the aggregate approximately 400,000 shares of Sovereign common stock.

Item 6. Indemnification of Directors and Officers.
     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness.
     Our bylaws provide for (1) indemnification of our directors, officers, employees, and agents and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.
     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by us.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits

Number	Description

3.1	Articles of Incorporation, as amended and restated, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

3.2	Bylaws, as amended and restated, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 of Sovereign’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

4.1	Second Amended and Restated Rights Agreement (the “Rights Agreement), dated as of January 19, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 of Sovereign’s Current Report on Form 8-K/A No. 3, filed January 24, 2005.)

4.2	Amendment to Second Amended and Restated Rights Agreement (the “Amendment”), dated as of October 24, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.2 to Sovereign’s Current Report on Form 8-K/A No. 4, filed October 28, 2005.)

4.3	Second Amendment to Second Amended and Restated Rights Agreement (the “Second Amendment”), dated as of June 29, 2007, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.3 of Sovereign Bancorp’s Form 8-K/A No. 5 filed June 29, 2007.)

4.4	Form of Rights Certificate (Incorporated herein by reference to Exhibit B to the Second Amendment.). Pursuant to the Rights Agreement, the Amendment and the Second Amendment, Rights will not be distributed until after the Distribution Date (as defined in the Rights Agreement).

5.1	Opinion of Stevens & Lee.

10.1	Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan. (Incorporated by reference to Exhibit 10.22 of Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2006.)

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stevens & Lee. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on the signature page.)

Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 17, 2007.

SOVEREIGN BANCORP, INC.

By	/s/ Joseph P. Campanelli

Joseph P. Campanelli
President and Chief Executive Officer
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Campanelli, Mark R. McCollom, Thomas R. Brugger and Richard A. Toomey, Jr., and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph P. Campanelli	Director, President and	July 17, 2007
Joseph P. Campanelli	Chief Executive Officer
(Principal Executive Officer)

/s/ Gonzalo de las Heras	Director	July 17, 2007
Gonzalo de las Heras

/s/ P. Michael Ehlerman	Chairman of the Board and	July 17, 2007
P. Michael Ehlerman	Director

/s/ Brian Hard	Director	July 17, 2007
Brian Hard

/s/ Marian L. Heard	Director	July 17, 2007
Marian L. Heard

Signature	Title	Date

/s/ Andrew C. Hove, Jr.	Director	July 17, 2007
Andrew C. Hove, Jr.

/s/ William J. Moran	Director	July 17, 2007
William J. Moran

/s/ Maria Fiorini Ramirez	Director	July 17, 2007
Maria Fiorini Ramirez

/s/ Juan Rodriguez-Inciarte	Director	July 17, 2007
Juan Rodriguez-Inciarte

/s/ Alberto Sanchez	Director	July 17, 2007
Alberto Sanchez

/s/ Cameron C. Troilo, Sr.	Director	July 17, 2007
Cameron C. Troilo, Sr.

/s/ Ralph V. Whitworth	Director	July 17, 2007
Ralph V. Whitworth

/s/ Mark R. McCollom	Chief Financial Officer and	July 17, 2007
Mark R. McCollom	Executive Vice President
(Principal Financial Officer)

/s/ Thomas D. Cestare	Chief Accounting Officer and	July 17, 2007
Thomas D. Cestare	Executive Vice President
(Principal Accounting Officer)

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation, as amended and restated, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

3.2	Bylaws, as amended and restated, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 of Sovereign’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

4.1	Second Amended and Restated Rights Agreement, dated as of January 19, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 of Sovereign’s Current Report on Form 8-K/A No. 3, filed January 24, 2005.)

4.2	Amendment to Second Amended and Restated Rights Agreement (the “Amendment”),dated as of October 24, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.2 to Sovereign’s Current Report on Form 8-K/A No. 4, filed October 28, 2005.)

4.3	Second Amendment to Second Amended and Restated Rights Agreement (the “Second Amendment”), dated as of June 29, 2007, between Sovereign Bancorp, Inc. and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.3 of Sovereign Bancorp’s Form 8-K/A No. 5 filed June 29, 2007.)

4.4	Form of Rights Certificate (Incorporated herein by reference to Exhibit B to the Second Amendment.). Pursuant to the Rights Agreement, the Amendment and the Second Amendment, Rights will not be distributed until after the Distribution Date (as defined in the Rights Agreement).

5.1	Opinion of Stevens & Lee.

10.1	Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan. (Incorporated by reference to Exhibit 10.22 of Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2006.)

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stevens & Lee. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on the signature page.)